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                                                                    EXHIBIT 23.3

                         [DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-99845 of Mobility Electronics, Inc. on Form S-3 of our report dated April 5, 2002 (except for Note 17, as to which the date is May 3, 2002, and Note 19, as to which the date is July 31, 2002) (which report expresses an unqualified opinion and includes a going concern uncertainty explanatory paragraph and an explanatory paragraph that states that iGo Corporation's 2001 consolidated financial statements have been restated) on the consolidated financial statements of iGo Corporation, appearing in the Current Report on Form 8-K/A of Mobility Electronics, Inc. filed with the Securities and Exchange Commission on November 18, 2002.

We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Reno, Nevada
November 20, 2002